Exhibit 10.1

STANDBY EQUITY DISTRIBUTION AGREEMENT

THIS AGREEMENT dated as of the 14th day of June 2006 (the “Agreement”) between CORNELL CAPITAL PARTNERS, LP, a Delaware limited partnership (the “Investor”), and ACACIA RESEARCH CORPORATION, a Delaware corporation (the “Company”).

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase from the Company up to Fifty Million Dollars ($50,000,000) of newly issued shares of the Company’s Acacia Research - CombiMatrix common stock, par value $.001 per share (the “Common Stock”); and

WHEREAS, the offer and sale of the shares of Common Stock issuable hereunder have been registered by the Company in the Registration Statement on Form S-3 filed with the U.S. Securities and Exchange Commission (the “SEC”), which has been declared effective by the SEC under the Securities Act of 1933 (the “Securities Act”).

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I.
Certain Definitions

Section 1.1. “Advance” shall mean the portion of the Commitment Amount requested by the Company in the Advance Notice given to the Investor from time to time.

Section 1.2. “Advance Date” shall mean the first (1st) Trading Day after expiration of the applicable Pricing Period for each Advance.

Section 1.3. “Advance Notice” shall mean a written notice in the form of Exhibit A attached hereto to the Investor executed by an officer of the Company and setting forth the Advance amount that the Company requests from the Investor in connection with each Advance requested by the Company.

Section 1.4. “Advance Notice Date” shall mean each date the Company delivers (in accordance with Section 2.2(b) of this Agreement) to the Investor an Advance Notice requiring the Investor to advance funds to the Company, subject to the terms of this Agreement. No Advance Notice Date shall be less than five (5) Trading Days after the prior Advance Notice Date.

Section 1.5. “Base Prospectus” shall mean the Company’s prospectus accompanying the Registration Statement.

Section 1.6. “Bid Price” shall mean, on any date, the closing bid price (as reported by Bloomberg L.P.) of the Common Stock on the Principal Market or if the Common Stock is not traded on a Principal Market, the highest reported bid price for the Common Stock, as furnished by the National Association of Securities Dealers, Inc.

Section 1.7. “Closing” shall mean one of the closings of a purchase and sale of Common Stock pursuant to Section 2.3.

Section 1.8. “CombiMatrix” shall mean CombiMatrix Corporation, a wholly owned subsidiary of the Company.

Section 1.9. “Commitment Amount” shall mean the aggregate amount of Fifty Million Dollars ($50,000,000) which the Investor has agreed to provide to the Company in order to purchase the Shares of Common Stock pursuant to the terms and conditions of this Agreement, provided that, the Company shall not effect any sale under this Agreement and the Investor shall not have the right or the obligation to purchase Shares of Common Stock under this Agreement to the extent that after giving effect to such purchase and sale the aggregate number of shares issued under this Agreement would exceed 13,368,674 shares of the Company’s capital stock regardless of class (which is less than 20% of the 66,876,811 outstanding shares of the Company’s capital stock regardless of class as of the date of this Agreement) unless or until the Company obtains any necessary shareholder approval or consent in accordance with Nasdaq rules prior to such issuance.

Section 1.10. “Commitment Period” shall mean the period commencing on the earlier to occur of (i) the Effective Date, or (ii) such earlier date as the Company and the Investor may mutually agree in writing, and expiring on the earliest to occur of (x) the date on which the Investor shall have made payment of Advances pursuant to this Agreement in the aggregate amount of the Commitment Amount, (y) the date this Agreement is terminated pursuant to Section 10.2 or (z) the date occurring twenty-four (24) months after the Effective Date.

Section 1.11. “Common Stock” shall mean shares of the Company’s Acacia Research - CombiMatrix common stock, par value $.001 per share.

Section 1.12. “Damages” shall mean any loss, claim, damage, liability, reasonable costs and expenses (including, without limitation, reasonable attorney’s fees and disbursements and costs and expenses of expert witnesses and investigation).

Section 1.13. “Effective Date” shall mean the date of execution of this Agreement.

Section 1.14. Intentionally Omitted.

Section 1.15. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Section 1.16. “Material Adverse Effect” shall mean any condition, circumstance, or situation that prohibits or otherwise materially interferes with the ability of the Company to enter into and perform any of its obligations under this Agreement in any material respect.

Section 1.17. “Market Price” shall mean the lowest daily VWAP of the Common Stock during the Pricing Period.

Section 1.18. “Maximum Advance Amount” shall be Five Million Dollars ($5,000,000) per Advance Notice, subject to the limitations set forth in Section 1.8 of this Agreement.

Section 1.19. “Minimum Acceptable Price” shall mean the lowest price at which the Company is obligated to sell Shares during the applicable Pricing Period set forth in the Advance Notice (not taking into account any discount used to calculate the Purchase Price).

Section 1.20. “NASD” shall mean the National Association of Securities Dealers, Inc.

Section 1.21. “Person” shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

Section 1.22. “Pricing Period” shall mean the five (5) consecutive Trading Days after the Advance Notice Date, subject to any reduction pursuant to Section 2.2(c).

Section 1.23. “Prospectus” shall mean the Base Prospectus, as supplemented by any Prospectus Supplement.

Section 1.24. “Prospectus Supplement” shall mean any prospectus supplement to the Base Prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act, including, without limitation, the Prospectus Supplement required pursuant to Section 6.7 hereof.

Section 1.25. “Principal Market” shall mean the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq National Market, the Nasdaq Capital Market, the New York Stock Exchange, the American Stock Exchange, or the OTC Bulletin Board, whichever is at the time the principal trading exchange or market for the Common Stock.

Section 1.26. “Purchase Price” shall be set at ninety seven and one half percent (97.5%) of the Market Price during the applicable Pricing Period.

Section 1.27. “Registration Statement” shall mean the Company’s shelf-registration statement on Form S-3, SEC File Number 333-133529, filed by the Company with the SEC under the Securities Act for the registration of the Common Stock, as such Registration Statement may be amended and supplemented from time to time.

Section 1.28. “SEC” shall mean the United States Securities and Exchange Commission.

Section 1.29. “Securities Act” shall have the meaning set forth in the recitals of this Agreement.

Section 1.30. “SEC Documents” shall mean Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Proxy Statements of the Company as supplemented to the date hereof, filed by the Company for a period of at least twelve (12) months immediately preceding the date hereof or the Advance Date, as the case may be, until such time as the Company no longer has an obligation to maintain the effectiveness of the Registration Statement.

Section 1.31. “Shares” shall mean the shares of Common Stock to be issued hereunder pursuant to Advances.

Section 1.32. “Subsidiary” or “Subsidiaries” shall mean a subsidiary or subsidiaries of CombiMatrix.

Section 1.33.“Trading Day” shall mean any day during which the New York Stock Exchange shall be open for business.

Section 1.34. “VWAP” shall mean the volume weighted average price of the Common Stock as quoted by Bloomberg, LP.

ARTICLE II.
Advances

Section 2.1. Advances.

Subject to the terms and conditions of this Agreement (including, without limitation, the provisions of Article VII hereof), the Company, at its sole and exclusive option, may issue and sell to the Investor, and the Investor shall purchase from the Company, shares of Common Stock by the delivery, in the Company’s sole discretion, of one or more Advance Notices to the Investor. The number of shares of Common Stock that the Investor shall purchase pursuant to each Advance Notice shall be determined by dividing the amount of the Advance by the Purchase Price. No fractional shares shall be issued. Fractional shares shall be rounded to the next higher whole number of shares. The Advance Notice shall specify the Advance amount requested and establish the Minimum Acceptable Price for such Advance Notice.

Section 2.2. Mechanics.

(a) Advance Notice. At any time during the Commitment Period, the Company may require the Investor to purchase shares of Common Stock by delivering an Advance Notice to the Investor, subject to the conditions set forth in Article VII; provided, however, the amount of each Advance as designated by the Company in the applicable Advance Notice shall not be more than the Maximum Advance Amount and the aggregate amount of the Advances actually paid by Investor to the Company pursuant to this Agreement shall not exceed the Commitment Amount. The Company acknowledges that the Investor may sell shares of the Common Stock corresponding with a particular Advance Notice after the Advance Notice is received by the Investor. There shall be a minimum of five (5) Trading Days between each Advance Notice Date.

(b) Date of Delivery of Advance Notice. An Advance Notice shall be deemed delivered on (i) the Trading Day it is received by facsimile or otherwise by the Investor if such notice is received prior to 5:00 pm Eastern Time, or (ii) the immediately succeeding Trading Day if it is received by facsimile or otherwise after 5:00 pm Eastern Time on a Trading Day or at any time on a day which is not a Trading Day. No Advance Notice may be deemed delivered on a day that is not a Trading Day.

(c) Below Minimum Acceptable Price. If the VWAP for the Common Stock on any Trading Day in a Pricing Period is lower than the Minimum Acceptable Price, then for each such Trading Day, the total amount of the Advance requested by the Company corresponding to such Pricing Period shall be automatically reduced by Twenty Percent (20%) and each such Trading Day shall be excluded from the Pricing Period for purposes of determining the Market Price. The number of shares of Common Stock to be delivered to the Investor at the Closing (in accordance with Section 2.3 of this Agreement) shall correspond with the Advance Notice amount as reduced pursuant to this Section 2.2, except that the Company shall be obligated to sell, and the Investor shall be obligated to purchase that number of Shares of Common Stock corresponding to such Advance Notice that have been sold by the Investor during the applicable Pricing Period in an amount not to exceed the number of shares specified in the Advance Notice during the applicable Pricing Period and such shares shall be priced at the greater of the Purchase Price or applicable Minimum Acceptable Price.

Section 2.3. Closings. On each Advance Date the Company shall deliver the Shares purchased by the Investor to the Investor (free of restrictive legend) against simultaneous payment therefor to the Company’s designated account by wire transfer of immediately available funds provided that if the Shares are received by Investor later than 1:00 p.m. (New York time) payment shall be made with next day funds. In addition, on or prior to the Advance Date, each of the Company and the Investor shall deliver to the other all documents, instruments and writings required to be delivered by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein. To the extent the Company has not paid the fees, expenses, and disbursements of the Investor in accordance with Section 12.4, the amount of such fees, expenses, and disbursements may be deducted by the Investor (and shall be paid to the relevant party) directly out of the proceeds of the Advance with no reduction in the amount of shares of the Common Stock to be delivered on such Advance Date.

Section 2.4. Hardship. In the event the Investor sells shares of the Common Stock after receipt of an Advance Notice and the Company fails to perform its obligations as mandated in Section 2.3, and specifically the Company fails to deliver to the Investor on the Advance Date the shares of Common Stock corresponding to the applicable Advance pursuant to Section 2.3(i), the Company acknowledges that the Investor may suffer financial hardship and therefore shall be liable for any and all losses, commissions, fees, or financial hardship caused to the Investor.

Section 2.5. Current Report. Within four (4) business days after the Effective Date (and prior to the Company delivering an Advance Notice to the Investor hereunder), the Company shall file with the SEC a report on Form 8-K relating to the transactions contemplated by, and describing the material terms and conditions of, this Agreement, and to the extent not included in a Prospectus Supplement, disclosing all information relating to the transactions contemplated hereby required to be disclosed in the Registration Statement and Base Prospectus, including, without limitation, information required to be disclosed in the section captioned “Plan of Distribution” and “Risk Factors” in the Base Prospectus (the “Current Report”). Prior to filing the Current Report with the SEC, the Company shall provide the Investor a reasonable opportunity to comment on a draft of such Current Report and shall give due consideration to such comments.

ARTICLE III.
Representations and Warranties of Investor

Investor hereby represents and warrants to, and agrees with, the Company that the following are true and correct as of the date hereof and as of each Advance Date:

Section 3.1. Organization and Authorization. The Investor is duly incorporated or organized and validly existing in the jurisdiction of its incorporation or organization and has all requisite power and authority to purchase and hold the securities issuable hereunder. The decision to invest and the execution and delivery of this Agreement by such Investor, the performance by such Investor of its obligations hereunder and the consummation by such Investor of the transactions contemplated hereby have been duly authorized and requires no other proceedings on the part of the Investor. The undersigned has the right, power and authority to execute and deliver this Agreement and all other instruments, on behalf of the Investor. This Agreement has been duly executed and delivered by the Investor and, assuming the execution and delivery hereof and acceptance thereof by the Company, will constitute the legal, valid and binding obligations of the Investor, enforceable against the Investor in accordance with its terms.

Section 3.2. Evaluation of Risks. The Investor has such knowledge and experience in financial, tax and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Company and of protecting its interests in connection with this transaction. It recognizes that its investment in the Company involves a high degree of risk.

Section 3.3. No Legal Advice From the Company. The Investor acknowledges that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with his or its own legal counsel and investment and tax advisors. The Investor is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

Section 3.4. Not an Affiliate. The Investor is not an officer, director or a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the Company or any “Affiliate” of the Company (as that term is defined in Rule 405 of the Securities Act).

Section 3.5. Trading Activities. The Investor’s trading activities with respect to the Common Stock shall be in compliance with all applicable federal and state securities laws, rules and regulations and the rules and regulations of the Principal Market on which the Common Stock is listed or traded. Neither the Investor nor its affiliates has an open short position in the Common Stock of the Company, the Investor agrees that it shall not, and that it will cause its affiliates not to, engage in any short sales of or hedging transactions with respect to the Common Stock, provided that the Company acknowledges and agrees that upon receipt of an Advance Notice the Investor has the right to sell the shares to be issued to the Investor pursuant to the Advance Notice during the applicable Pricing Period.

Section 3.6. Proposed Split-Off. Investor represents and warrants that it has reviewed the Company’s current report on Form 8-K filed with the SEC on January 9, 2006, and the press release included therewith as Exhibit 99.1, wherein the Company disclosed that its Board of Directors has approved the split-off of CombiMatrix Corporation by redeeming all of the issued and outstanding shares of CombiMatrix Stock for all of the outstanding shares of common stock of CombiMatrix Corporation. Investor acknowledges that the Securities to be purchased by Investor may be exchanged for shares of common stock of CombiMatrix Corporation upon terms and conditions contained in the Company’s Articles of Incorporation, as amended from time to time, in the Company’s sole and absolute discretion.

ARTICLE IV.
Representations and Warranties of the Company

Except as stated below, on the disclosure schedules attached hereto or in the SEC Documents (as defined herein), the Company hereby represents and warrants to, and covenants with, the Investor that the following are true and correct as of the date hereof:

Section 4.1. Organization and Qualification. The Company is duly incorporated or organized and validly existing in the jurisdiction of its incorporation or organization and has all requisite corporate power to own its properties and to carry on its business as now being conducted. Each of the Company, CombiMatrix and its Subsidiaries, is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect on the Company and its subsidiaries taken as a whole.

Section 4.2. Authorization, Enforcement, Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement, and any related agreements, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement, and any related agreements by the Company and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) this Agreement, and any related agreements have been duly executed and delivered by the Company, (iv) this Agreement, and assuming the execution and delivery thereof and acceptance by the Investor and any related agreements constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

Section 4.3. Capitalization. The authorized capital stock of the Company and the shares thereof issued and outstanding as of the Effective Date are as set forth in the 2005 Form 10k or on Schedule 4.3 attached hereto. All of such outstanding shares have been validly issued and are fully paid and nonassessable. Except as disclosed in the SEC Documents or on Schedule 4.3 attached hereto, no shares of Common Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. Except as disclosed in the SEC Documents, as of the date hereof, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of Common Stock or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which CombiMatrix or any of its Subsidiaries is or may become bound to issue additional shares of Common Stock or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of Common Stock or any of its Subsidiaries, (ii) there are no outstanding debt securities (iii) there are no outstanding registration statements other than on Form S-8 and the Registration Statement and (iv) there are no agreements or arrangements under which CombiMatrix or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement or any related agreement or the consummation of the transactions described herein or therein. The Company has furnished to the Investor true and correct copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s By-laws, as in effect on the date hereof (the “By-laws”), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

Section 4.4. No Conflict. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the Certificate of Incorporation, any certificate of designations of any outstanding series of preferred stock of the Company or By-laws or (ii) conflict with or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market on which the Common Stock is quoted) applicable to the Company or any of its subsidiaries or by which any material property or asset of the Company or any of its subsidiaries is bound or affected and which would cause a Material Adverse Effect. Except as disclosed in the SEC Documents, neither the Company nor its subsidiaries is in violation of any term of or in default under its Articles of Incorporation or By-laws or their organizational charter or by-laws, respectively, or any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its subsidiaries. The business of the Company and its subsidiaries is not being conducted in violation of any material law, ordinance, regulation of any governmental entity. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company and its subsidiaries are unaware of any fact or circumstance which might give rise to any of the foregoing.

Section 4.5. SEC Documents; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under the Exchange Act since January 1, 2004. The Company has delivered to the Investor or its representatives, or made available through the SEC’s website at http://www.sec.gov, true and complete copies of the SEC Documents. As of their respective dates, the financial statements of the Company disclosed in the SEC Documents (the “Financial Statements”) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and, fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Investor which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 4.6. 10b-5. The SEC Documents do not include any untrue statements of material fact, nor do they omit to state any material fact required to be stated therein necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 4.7. No Default. Except as disclosed in the SEC Documents, the Company is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it is or its property is bound and neither the execution, nor the delivery by the Company, nor the performance by the Company of its obligations under this Agreement or any of the exhibits or attachments hereto will conflict with or result in the breach or violation of any of the terms or provisions of, or constitute a default or result in the creation or imposition of any lien or charge on any assets or properties of the Company under its Certificate of Incorporation, By-Laws, any material indenture, mortgage, deed of trust or other material agreement applicable to the Company or instrument to which the Company is a party or by which it is bound, or any statute, or any decree, judgment, order, rules or regulation of any court or governmental agency or body having jurisdiction over the Company or its properties, in each case which default, lien or charge is likely to cause a Material Adverse Effect on the Company’s business or financial condition.

Section 4.8. Absence of Events of Default. Except for matters described in the SEC Documents and/or this Agreement, no Event of Default, as defined in the respective agreement to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (as so defined), has occurred and is continuing, which would have a Material Adverse Effect on the Company’s business, properties, prospects, financial condition or results of operations.

Section 4.9. Intellectual Property Rights. CombiMatrix and its Subsidiaries own, possess, license or have other rights to use all foreign and domestic patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, Internet domain names, know-how and other intellectual property, necessary for the conduct of CombiMatrix Group's (as defined in the Prospectus) businesses as now conducted or as proposed in the Prospectus to be conducted (collectively, the "INTELLECTUAL PROPERTY"). Except as set forth in the Prospectus, (a) the Company or CombiMatrix have not received written notice, and has no knowledge of, any rights of third parties to any such Intellectual Property; (b) to the Company's or CombiMatrix’s knowledge, there is no infringement by third parties of any such Intellectual Property; (c) there is no pending or, to the Company's or CombiMatrix’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company's and its Subsidiaries' rights in or to any such Intellectual Property; (d) there is no pending or, to the Company's or CombiMatrix’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; (e) there is no pending or, to the Company's or CombiMatrix’s knowledge, threatened action, suit, proceeding or claim by others that the Company and its Subsidiaries infringe or otherwise violate any patent, trademark, copyright, trade secret or other proprietary rights of others; (f) to the Company's or CombiMatrix’s knowledge, there is no third-party U.S. patent or published U.S. patent application which contains claims for which an Interference Proceeding (as defined in 35 U.S.C. ss. 135) has been commenced against any patent or patent application which constitutes the Intellectual Property described in the Prospectus; and (g) the Company, CombiMatrix and its Subsidiaries have taken all steps necessary to perfect its ownership of the Intellectual Property, in each of clauses (a)-(g) except for such infringement, conflict or action which would not, singularly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 4.10. Employee Relations. Neither the Company nor any of its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or any of its subsidiaries, is any such dispute threatened. None of the Company’s or its subsidiaries’ employees is a member of a union and the Company and its subsidiaries believe that their relations with their employees are good.

Section 4.11. Environmental Laws. To the best of its knowledge, the Company and its subsidiaries are (i) in compliance with any and all applicable material foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval.

Section 4.12. Title. Except as set forth in the SEC Documents, the Company has good and marketable title to its properties and material assets owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than such as are not material to the business of the Company. Any real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

Section 4.13. Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its subsidiaries are engaged. Neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

Section 4.14. Regulatory Permits. To the best of its knowledge, the Company and its subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

Section 4.15. Internal Accounting Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Section 4.16. No Material Adverse Breaches, etc. Except as set forth in the SEC Documents, neither the Company nor any of its subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company’s officers has or is expected in the future to have a Material Adverse Effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries. Except as set forth in the SEC Documents, neither the Company nor any of its subsidiaries is in breach of any contract or agreement which breach, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries.

Section 4.17. Absence of Litigation. Except as set forth in the SEC Documents or in Schedule 4.17 attached hereto, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting CombiMatrix, the Common Stock or any Subsidiaries, wherein an unfavorable decision, ruling or finding would (i) have a Material Adverse Effect on the transactions contemplated hereby (ii) adversely affect the validity or enforceability of, or the authority or ability of CombiMatrix to perform its obligations under, this Agreement or any of the documents contemplated herein, or (iii) except as expressly disclosed in the SEC Documents, have a Material Adverse Effect on the business, operations, properties, financial condition or results of operation of CombiMatrix and its Subsidiaries taken as a whole.

Section 4.18. Subsidiaries. Except as disclosed in the SEC Documents, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, association or other business entity.

Section 4.19. Tax Status. Except as disclosed in the SEC Documents, the Company and each of its subsidiaries has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

Section 4.20. Certain Transactions. Except as set forth in the SEC Documents none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

Section 4.21. Fees and Rights of First Refusal. The Company is not obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents or other third parties.

Section 4.22. Use of Proceeds. The proceeds from the sale of the Shares shall be used by the Company as set forth in the Base Prospectus and any Prospectus Supplements filed pursuant to the requirements of this Agreement.

Section 4.23. Further Representation and Warranties of the Company. For so long as any securities issuable hereunder held by the Investor remain outstanding, the Company acknowledges, represents, warrants and agrees that it will maintain the listing of its Common Stock on the Principal Market.

Section 4.24. Opinion of Counsel. Investor shall receive an opinion letter from counsel to the Company on the date hereof.

Section 4.25. Dilution. The Company is aware and acknowledges that issuance of shares of the Common Stock could cause dilution to existing shareholders and could significantly increase the outstanding number of shares of Common Stock.

Section 4.26. Securities Act. The Company has complied with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Shares hereunder.

(a) The Company has prepared and filed with the SEC in accordance with the provisions of the Securities Act the Registration Statement, including the Base Prospectus, relating to the Shares. The Registration Statement was declared effective by order of the SEC on May 26, 2006. As of the date hereof, no stop order suspending the effectiveness of the Registration Statement has been issued by the SEC or is continuing in effect under the Securities Act and no proceedings therefor are pending before or, to the Company’s knowledge, threatened by the SEC. No order preventing or suspending the use of the Prospectus has been issued by the SEC.

(b) The Company meets the requirements for the use of Form S-3 under the Securities Act. The Registration Statement in the form in which it became effective and the Base Prospectus complied in all material respects with the provisions of the Securities Act and did not at any such time contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading; provided that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Base Prospectus made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by or on behalf of the Investor expressly for use therein.

(c) In accordance with Rule 2710(b)(7)(C)(i) of the Conduct Rules of the National Association of Securities Dealers, Inc., the Shares have been registered with the SEC on Form S-3 under the Securities Act and are being offered pursuant to Rule 415 promulgated under the Securities Act.

(d) Each Prospectus Supplement required to be filed pursuant this Agreement, when filed with the SEC under Rule 424(b) under the Securities Act, shall comply in all material respects with the provisions of the Securities Act and shall not at such time contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, except that this representation and warranty does not apply to statements in or omissions from any Prospectus Supplement made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by or on behalf of the Investor expressly for use therein.

(e) The Company has not distributed and, prior to the completion of the distribution of the Common Stock, shall not distribute any offering material in connection with the offering and sale of the Common Stock other than the Registration Statement, the Base Prospectus as supplemented by any Prospectus Supplement or such other materials, if any, permitted by the Securities Act.

ARTICLE V.
Indemnification

The Investor and the Company represent to the other the following with respect to itself:

Section 5.1. Indemnification.

(a) In consideration of the Investor’s execution and delivery of this Agreement, and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Investor, each affiliate, employee, representative and advisor of and to each person, if any, who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Investor Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Investor Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by the Investor Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby, or (c) any violation of law (including United States federal securities laws) in connection with the transactions contemplated by this Agreement by the Company or any of its subsidiaries, affiliates, officers, directors or employees, (d) any untrue statement or alleged untrue statement of a material fact contained, or incorporated by reference, in the Registration Statement or any amendment thereto or any omission or alleged omission to state therein, or in any document incorporated by reference therein, a material fact required to be stated therein or necessary to make the statements therein not misleading, or (e) any untrue statement or alleged untrue statement of a material fact contained, or incorporated by reference, in the Prospectus or any omission or alleged omission to state therein, or in any document incorporated by reference therein, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

(b) In consideration of the Company’s execution and delivery of this Agreement, and in addition to all of the Investor’s other obligations under this Agreement, the Investor shall defend, protect, indemnify and hold harmless the Company each affiliate, employee, representative and advisor of and to each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Company Indemnitees”) from and against any and all Indemnified Liabilities incurred by the Company Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Investor in this Agreement, or any instrument or document contemplated hereby or thereby executed by the Investor, (b) any breach of any covenant, agreement or obligation of the Investor(s) contained in this Agreement, or any other certificate, instrument or document contemplated hereby or thereby executed by the Investor, or (c) any violation of law (including United States federal securities laws) in connection with the transactions contemplated by this Agreement by the Investor or any of its affiliates, officers, directors or employees, or (d) any untrue statement or alleged untrue statement of a material fact contained in the Current Report or any Prospectus Supplement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case, to the extent, but only to the extent, the untrue statement, alleged untrue statement, omission or alleged omission was made in reliance upon, and in conformity with, written information furnished by the Investor to the Company expressly for inclusion in the Current Report or such Prospectus Supplement.. To the extent that the foregoing undertaking by the Investor may be unenforceable for any reason, the Investor shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

(c) The obligations of the parties to indemnify or make contribution under this Section 5.1 shall survive termination.

Section 5.2. Indemnification Procedures.

Promptly after a person receives notice of a claim or the commencement of an action for which the person intends to seek indemnification under Section 5.1, the person will notify the indemnifying party in writing of the claim or commencement of the action, suit or proceeding; provided, however, that failure to notify the indemnifying party will not relieve the indemnifying party from liability under Section 5.1, except to the extent it has been materially prejudiced by the failure to give notice. The indemnifying party will be entitled to participate in the defense of any claim, action, suit or proceeding as to which indemnification is being sought, and if the indemnifying party acknowledges in writing the obligation to indemnify the party against whom the claim or action is brought, the indemnifying party may (but will not be required to) assume the defense against the claim, action, suit or proceeding with counsel satisfactory to it. After an indemnifying party notifies an indemnified party that the indemnifying party wishes to assume the defense of a claim, action, suit or proceeding, the indemnifying party will not be liable for any legal or other expenses incurred by the indemnified party in connection with the defense against the claim, action, suit or proceeding except that if, in the opinion of counsel to the indemnifying party, one or more of the indemnified parties should be separately represented in connection with a claim, action, suit or proceeding, the indemnifying party will pay the reasonable fees and expenses of one separate counsel for the indemnified parties.  Each indemnified party, as a condition to receiving indemnification as provided in Section 5.1, will cooperate in all reasonable respects with the indemnifying party in the defense of any action or claim as to which indemnification is sought. No indemnifying party will be liable for any settlement of any action effected without its prior written consent. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested (by written notice) an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated hereby effected without its written consent if: (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received written notice of the terms of such settlement at least 30 days prior to such settlement being entered into, (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement, (iv) such settlement includes an unconditional release of the indemnifying party from all further liability for losses arising out of such action or claim, (v) such settlement does not include an injunction that will materially adversely affect any indemnifying party, and (vi) such settlement does not admit liability or fault on the part of any indemnifying party. No indemnifying party will, without the prior written consent of the indemnified party, effect any settlement of a pending or threatened action with respect to which an indemnified party is, or is informed that it may be, made a party and for which it would be entitled to indemnification, unless the settlement includes an unconditional release of the indemnified party from all liability and claims which are the subject matter of the pending or threatened action.

If for any reason the indemnification provided for in this Agreement is not available to, or is not sufficient to hold harmless, an indemnified party in respect of any loss or liability referred to in Section 5.1 as to which such indemnified party is entitled to indemnification thereunder, each indemnifying party shall, in lieu of indemnifying the indemnified party, contribute to the amount paid or payable by the indemnified party as a result of such loss or liability, (i) in the proportion which is appropriate to reflect the relative benefits received by the indemnifying party, on the one hand, and by the indemnified party, on the other hand, from the sale of Shares which is the subject of the claim, action, suit or proceeding which resulted in the loss or liability or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to the statements or omissions which are the subject of the claim, action, suit or proceeding that resulted in the loss or liability, as well as any other relevant equitable considerations.

The remedies provided for in Section 5.1 and this Section 5.2 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

ARTICLE VI.
Covenants

The Company covenants with the Investor, and the Investor covenants with the Company, as follows, which covenants of one party are for the benefit of the other party, during the Commitment Period:

Section 6.1. Effective Registration Statement. During the Commitment Period, the Company shall use its best efforts to maintain the continuous effectiveness of the Registration Statement under the Securities Act.

Section 6.2. Listing of Common Stock. The Company shall maintain the Common Stock’s authorization for quotation on a Principal Market and shall comply with the Company’s reporting, filing and other obligations under the bylaws, listed securities maintenance standards and other rules of such Principal Market.

Section 6.3. Exchange Act Registration. The Company will cause its Common Stock to continue to be registered under Section 12(b) or 12(g) of the Exchange Act, will file in a timely manner all reports and other documents required of it as a reporting company under the Exchange Act and will not take any action or file any document (whether or not permitted by Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Exchange Act.

Section 6.4. Transfer Agent Instructions. The Company shall deliver instructions to its transfer agent to issue shares of Common Stock to the Investor free of restrictive legends on or before each Advance Date as set forth in Section 2.3.

Section 6.5. Corporate Existence. The Company will take all steps necessary to preserve and continue the corporate existence of the Company.

Section 6.6. Notice of Certain Events Affecting Registration; Suspension of Right to Make an Advance. The Company will immediately notify the Investor, and confirm in writing, upon its becoming aware of the occurrence of any of the following events: (i) receipt of any request for additional information by the SEC or any other Federal or state governmental authority for amendments or supplements to the Registration Statement, the Prospectus, or for any additional information; (ii) the issuance by the SEC or any other Federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, Prospectus, or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or of the necessity to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act or any other law; and (v) the Company’s reasonable determination that a post-effective amendment to the Registration Statement would be appropriate; and the Company will promptly make available to the Investor any such supplement or amendment to the related prospectus. The Company shall not deliver to the Investor any Advance Notice during the continuation of any of the foregoing events. If at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement, the Company shall use commercially reasonable efforts to obtain the withdrawal of such order at the earliest possible time.

Section 6.7. Prospectus Delivery. The Company shall file with the SEC a Prospectus Supplement prior to 8:00 p.m. (New York time) on the first Trading Day immediately following each Advance Date, which shall include the identity of the Investor, the number of shares of Common Stock issued pursuant to such Advance and the purchase price of the shares of Common Stock so issued. The Company shall provide the Investor a reasonable opportunity to comment on a draft of each such Prospectus Supplement (and shall give due consideration to all such comments) and shall deliver or make available to the Investor, without charge, an electronic copy of each form of Prospectus Supplement, together with the Base Prospectus. The Company consents to the use of the Prospectus (and of any Prospectus Supplement thereto) in accordance with the provisions of the Securities Act and with the securities or “blue sky” laws of the jurisdictions in which the Shares may be sold by the Investor, in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Securities Act to be delivered in connection with sales of the Shares. If during such period of time any event shall occur that in the judgment of the Company and its counsel is required to be set forth in the Prospectus or should be set forth therein in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Securities Act or any other applicable law or regulation, the Company shall forthwith prepare and file with the SEC an appropriate Prospectus Supplement to the Prospectus and shall expeditiously furnish or make available to the Investor an electronic copy thereof.

Section 6.8. Consolidation; Merger. The Company shall not, at any time after the date hereof, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all the assets of the Company to another entity (a “Consolidation Event”) unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligation to deliver to the Investor such shares of stock and/or securities as the Investor is entitled to receive pursuant to this Agreement.

Section 6.9. Issuance of the Common Stock. The sale of the Common Stock shall be made in accordance with the provisions and requirements of the Securities Act and any applicable state securities law.

Section 6.10. Review of Public Disclosures. All SEC filings (including, without limitation, all filings required under the Exchange Act, which include Forms 10-Q and 10-QSB, 10-K and 10K-SB, 8-K, etc) and other public disclosures made by the Company, including, without limitation, all investor relations materials, and scripts of analysts meetings and calls, shall be reviewed and approved for release by the Company’s attorneys and, if containing financial information, the Company’s independent certified public accountants.

Section 6.11. Compliance With Laws.

(i) The Company will not, directly or indirectly, take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company or which caused or resulted in, or which would in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

(ii) The Investor shall comply with all applicable provisions of the Securities Act and the Exchange Act, except for such non-compliance as would not, individually or in the aggregate, prohibit or otherwise interfere with the ability of the Investor to enter into and perform its obligations under this Agreement in any material respect. Without limiting the generality of the foregoing, neither the Investor nor any of its officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company.

Section 6.12. Limitations on Holdings and Issuances. At no time during the term of this Agreement shall the Investor directly or indirectly own more than 9.9% of the then issued in outstanding shares of the Common Stock. The Company shall not be obligated to issue and the Investor shall not be obligated to purchase any shares of Common Stock which would result in the issuance under this Agreement to the Investor at any time of Shares which, when aggregated with all other shares of Common Stock then owned beneficially by the Investor, would result in the beneficial ownership by the Investor of more than 9.9% of the then issued in outstanding shares of Common Stock.

Section 6.13. Selling Restrictions. (i) The Investor covenants that from and after the date hereof, through and including the 90th day following the termination of this Agreement (the “Restricted Period”) neither the Investor nor any of its affiliates (within the meaning of the Exchange Act) nor any entity managed by the Investor shall directly or indirectly, sell any securities of the Company, except the Shares that it owns or has the right to purchase as provided in an Advance Notice. During the Restricted Period, neither the Investor nor any of its affiliates nor any entity managed by the Investor shall sell any shares of Common Stock of the Company it does not “own” or have the unconditional right to receive, including shares in any account of the Investor or any account directly or indirectly managed by the Investor of any of its affiliates or any entity managed by the Investor. Without limiting the generality of the foregoing, prior to and during the Restricted Period, neither the Investor nor any of its affiliates nor any entity managed by the Investor or any of its affiliates shall enter into a short position with respect to shares of Common Stock of the Company, including in any account of the Investor or in any account directly or indirectly managed by the Investor or any of its affiliates or any entity managed by the Investor, except that the Investor may sell Shares that it is obligated to purchase under a pending Advance Notice, but has not yet taken possession of so long as the Investor (or the broker-dealer as applicable) covers any such sales with the Shares purchased pursuant to such Advance Notice; provided, however, that the Investor shall not be required to cover any such sales with the Shares purchased pursuant to such Advance Notice if the Company fails to deliver such Shares to the Investor on the applicable Closing Date upon the terms and subject to the provisions of this Agreement. Prior to and during Restricted Period, the Investor shall not grant any option to purchase or acquire any right to dispose or otherwise dispose for value of any Shares of Common Stock or any securities convertible into or excercisable or exchangeable for, or warrants to purchase, any shares of Common Stock, or enter into any swap, hedge or other agreement that transfers, in whole or in part, the economic risk of ownership of the Common Stock, except for such sales expressly permitted by this Section 6.13(i).

(ii) In addition to the foregoing, in connection with the sale of the Company’s securities (including any sale permitted by paragraph (i) above), the Investor shall comply in all respects with all applicable laws, rules, regulations and orders, including, without limitation, the requirements of the Securities Act and the Exchange Act.

Section 6.14. Broker-Dealer. The Investor shall use one or more brokers-dealers to effectuate all sales, if any, of the Shares that it may purchase from the Company pursuant to this Agreement which (or whom) shall not be affiliated (as that term is defined in the Exchange Act) with the Investor and not been currently engaged or used by the Company. Investor will provide the Company with information regarding the identity of any broker-dealer used by Investor reasonably requested by the Company. The Investor shall be solely responsible for all fees and commissions of the broker-dealer.

ARTICLE VII.
Conditions Precedent to the Right of the Company to Deliver an Advance Notice

The right of the Company to deliver an Advance Notice is subject to the fulfillment by the Company, on such Advance Notice Date (a “Condition Satisfaction Date”), of each of the following conditions:

7.1 Registration of the Common Stock with the SEC; Filing of Reports with SEC. The Registration Statement is effective and the Company is not aware of any of the events set forth in Section 6.6 hereof. The Current Report shall have been filed with the SEC, a Prospectus Supplement shall have been filed with the SEC, as required pursuant to Section 6.7 in connection with all prior Advances, and an electronic copy of such Prospectus Supplement together with the Base Prospectus shall have been delivered or made available to the Investor. The Company shall have filed with the SEC in a timely manner all reports, notices and other documents required of a “reporting company” under the Exchange Act and applicable SEC regulations.

7.2 Authority. The Company shall have obtained all permits and qualifications required by any applicable state in accordance with the Agreement for the offer and sale of the shares of Common Stock, or shall have the availability of exemptions therefrom. The sale and issuance of the shares of Common Stock shall be legally permitted by all laws and regulations to which the Company is subject.

7.3 Fundamental Changes. There shall not exist any fundamental changes to the information set forth in the Registration Statement which would require the Company to file a post-effective amendment to the Registration Statement pursuant to SEC rules and regulations.

7.4 Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to each Condition Satisfaction Date.

7.5 No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits or directly and adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement.

7.6 No Suspension of Trading in or Delisting of Common Stock. The trading of the Common Stock is not suspended by the SEC or a Principal Market during any Trading Day. The Company shall not have received any notice threatening the continued listing of the Common Stock on the Principal Market.

7.7 Maximum Advance Amount. The amount of an Advance requested by the Company shall not exceed the Maximum Advance Amount and shall not violate Sections 1.8 and 6.12 hereof.

7.8 No Knowledge. The Company has no knowledge of any event which would be more likely than not to have the effect of causing the Registration Statement to be suspended or otherwise ineffective.

7.9 Executed Advance Notice. The Investor shall have received the Advance Notice executed by an officer of the Company and the representations contained in such Advance Notice shall be true and correct as of each Condition Satisfaction Date.

7.10 Opinion of Counsel. Prior to the first Advance, the Investor shall have received an opinion letter from counsel to the Company in the form of Exhibit B hereto.

ARTICLE VIII.
Due Diligence Review; Non-Disclosure of Non-Public Information

Section 8.1. Non-Disclosure of Non-Public Information.

(a) The Company covenants and agrees that it shall refrain from disclosing, and shall cause its officers, directors, employees and agents to refrain from disclosing, any material non-public information to the Investor without also disseminating such information to the public, unless prior to disclosure of such information the Company identifies such information as being material non-public information and provides the Investor with the opportunity to accept or refuse to accept such material non-public information for review.

(b) Nothing herein shall require the Company to disclose non-public information to the Investor or its advisors or representatives, and the Company represents that it does not disseminate non-public information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts, provided, however, that notwithstanding anything herein to the contrary, the Company will, as hereinabove provided, immediately notify the advisors and representatives of the Investor and, if any, underwriters, of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in the Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements, therein, in light of the circumstances in which they were made, not misleading. Nothing contained in this Section 8.2 shall be construed to mean that such persons or entities other than the Investor (without the written consent of the Investor prior to disclosure of such information) may not obtain non-public information in the course of conducting due diligence in accordance with the terms of this Agreement and nothing herein shall prevent any such persons or entities from notifying the Company of their opinion that based on such due diligence by such persons or entities, that the Registration Statement contains an untrue statement of material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

ARTICLE IX.
Choice of Law/Jurisdiction

Section 9.1. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New Jersey without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard in Hudson County, New Jersey, and expressly consent to the jurisdiction and venue of the Superior Court of New Jersey, sitting in Hudson County, New Jersey and the United States District Court of New Jersey, sitting in Newark, New Jersey, for the adjudication of any civil action asserted pursuant to this paragraph.

ARTICLE X.
Assignment; Termination

Section 10.1. Assignment. Neither this Agreement nor any rights of the Company hereunder may be assigned to any other Person.

Section 10.2. Termination.

(a) The obligations of the Investor to make Advances under Article II hereof shall terminate twenty-four (24) months after the Effective Date.

(b) The obligation of the Investor to make an Advance to the Company pursuant to this Agreement shall terminate permanently (including with respect to an Advance Date that has not yet occurred) in the event that (i) there shall occur any stop order or suspension of the effectiveness of the Registration Statement for an aggregate of fifty (50) Trading Days, other than due to the acts of the Investor, during the Commitment Period, or (ii) the Company shall at any time fail materially to comply with the requirements of Article VI and such failure is not cured within thirty (30) days after receipt of written notice from the Investor, provided, however, that this termination provision shall not apply to any period commencing upon the filing of a post-effective amendment to such Registration Statement and ending upon the date on which such post effective amendment is declared effective by the SEC.

(c) The Company may terminate this Agreement effective upon three (3) days’ prior written notice to the Investor; provided, however, that such termination shall not occur during a Pricing Period or prior to a Closing Date.

Section 10.3. Effect of Termination. In the event of Termination by the Company or the Investor, written notice thereof shall be given to the other party as provided in Section 11.1 and the transactions contemplated by this Agreement shall be terminated without further action by either party. Nothing in this Section 10.3 shall be deemed to release the Company or the Investor from any liability for any breach under this Agreement, or to impair the rights of the Company and the Investor to compel specific performance by the other party of its obligations under this Agreement. The indemnification provisions contained in Sections 5.1 and 5.2 shall survive termination hereunder.

ARTICLE XI.
Notices

Section 11.1. Notices. Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile, provided a copy is mailed by U.S. certified mail, return receipt requested; (iii) three (3) days after being sent by U.S. certified mail, return receipt requested, or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company, to:	Acacia Research Corporation
Attn: Paul R. Ryan, Chairman & CEO
Robert Berman, Esq.
500 Newport Center Drive 7th Floor Newport Beach, CA 92660

CombiMatrix Corporation
Attn: Amit Kumar, President & CEO
Scott Burell, CFO
6500 Harbour Heights Parkway, Suite 301
Mukilteo, WA 98275

With a copy to:	Greenburg Traurig LLP
Attn: Raymond A. Lee
Steve Anapoell
650 Town Center Drive, Suite 1700
Costa Mesa, CA 92626

If to the Investor(s):	Cornell Capital Partners, LP
101 Hudson Street -Suite 3700
Jersey City, NJ 07302
Attention: Mark Angelo
Portfolio Manager
Telephone: (201) 985-8300
Facsimile: (201) 985-8266

With a Copy to:	Troy Rillo, Esq.
101 Hudson Street - Suite 3700
Jersey City, NJ 07302
Telephone: (201) 985-8300
Facsimile: (201) 985-8266

Each party shall provide five (5) days’ prior written notice to the other party of any change in address or facsimile number.

ARTICLE XII.
Miscellaneous

Section 12.1. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause four (4) additional original executed signature pages to be physically delivered to the other party within five (5) days of the execution and delivery hereof, though failure to deliver such copies shall not affect the validity of this Agreement.

Section 12.2. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

Section 12.3. Reporting Entity for the Common Stock. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.

Section 12.4. Fees and Expenses. The Company hereby agrees to pay the following fees:

(a) Structuring Fees. Each of the parties shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby, except that (i) the Company shall pay the Investor or its designee a structuring fee of Fifteen Thousand Dollars ($15,000), of which $5,000 has been paid and the remaining $10,000 shall be paid on the date hereof, and (ii) On each Advance Date, the Company shall pay Yorkville Advisors, LLC a structuring fee of Five Hundred Dollars ($500) directly out the gross proceeds of each Advance.

(b) Due Diligence Fee. Company has paid the Investor a non-refundable due diligence fee of Five Thousand Dollars ($5,000) in connection with submission of the due diligence documents requested by the Investor.

(c) Commitment Fees.

(i) On each Advance Date the Company shall pay to the Investor, directly out of the gross proceeds of each Advance, an amount equal to four percent (4%) of the amount of each Advance for the first $20,000,000 of the Commitment Amount advanced and five percent (5%) of the amount of each Advance over $20,000,000 of the Commitment Amount advanced. The Company hereby agrees that if such payment, as is described above, is not made by the Company on the Advance Date, such payment shall be made as outlined and mandated by Section 2.3 of this Agreement.

(ii) Upon the execution of this Agreement the Company shall pay the Investor a cash fee of $550,000.

Section 12.5. Brokerage. Each of the parties hereto represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party. The Company on the one hand, and the Investor, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any person claiming brokerage commissions or finder’s fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

Section 12.6. Confidentiality. If for any reason the transactions contemplated by this Agreement are not consummated, each of the parties hereto shall keep confidential any information obtained from any other party (except information publicly available or in such party’s domain prior to the date hereof, and except as required by court order, applicable securities laws or taxing authorities) and shall promptly return to the other parties all schedules, documents, instruments, work papers or other written information without retaining copies thereof, previously furnished by it as a result of this Agreement or in connection herein.

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IN WITNESS WHEREOF, the parties hereto have caused this Standby Equity Distribution Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

COMPANY:
Acacia Research Corporation

By: /s/ Paul R. Ryan
Name: Paul R. Ryan
Title: Chairman & Chief Executive Officer

INVESTOR:
Cornell Capital Partners, LP

By: Yorkville Advisors, LLC
Its: General Partner

By: /s/ Mark Angelo
Name: Mark Angelo
Title: Portfolio Manager

EXHIBIT A

ADVANCE NOTICE - ACACIA RESEARCH CORPORATION

The undersigned, _______________________ hereby certifies, with respect to the sale by ACACIA RESEARCH CORPORATION (the “Company”) of the Common Stock of Acacia Research - CombiMatrix issuable in connection with this Advance Notice, delivered pursuant to the Standby Equity Distribution Agreement (the “Agreement”), as follows:

1. The undersigned is the duly elected ______________ of the Company.

2. There are no fundamental changes to the information set forth in the Registration Statement which would require the Company to file a post effective amendment to the Registration Statement.

3.  The Company has performed in all material respects all covenants and agreements to be performed by the Company and has complied in all material respects with all obligations and conditions contained in the Agreement on or prior to the Advance Notice Date, and shall continue to perform in all material respects all covenants and agreements to be performed by the Company through the applicable Advance Date including, but not limited to, compliance with all securities laws. All conditions to the delivery of this Advance Notice are satisfied as of the date hereof.

4. The undersigned hereby represents, warrants and covenants that it has made all filings (“SEC Filings”) required to be made by it pursuant to applicable securities laws (including, without limitation, all filings required under the Securities Exchange Act of 1934, which include Forms 10-Q or 10-QSB, 10-K or 10-KSB, 8-K, etc.). All SEC Filings and other public disclosures made by the Company, including, without limitation, all press releases, analysts meetings and calls, etc. (collectively, the “Public Disclosures”), have been reviewed and approved for release by the Company’s attorneys and, if containing financial information, the Company’s independent certified public accountants. None of the Company’s Public Disclosures contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

5. The Advance requested is _____________________.

6. The Minimum Acceptable Price is ______________.

The undersigned has executed this Certificate this ____ day of _________________.

ACACIA RESEARCH CORPORATION

By:____________________________
Name:
Title:

If Returning This Advance Notice via Facsimile Please Send To: (201) 946-0851 and (858) 546-8756

If by Mail, via Federal Express To:    Cornell Capital Partners, LP
101 Hudson Street, Suite 3700, Jersey City, NJ 07302

EXHIBIT B

FORM OF LEGAL OPINION